AMENDMENT TO AGREEMENT AND PLAN OF MERGER

               This AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER DATED AS OF APRIL 5, 2001 is made as of May 29, 2001 (this "Amendment"), by and among TechSys, Inc., a New Jersey corporation having its principal office at 147 Columbia Turnpike, Florham Park, New Jersey 07932 ("TechSys"), Newco TKSS, Inc., a New Jersey corporation wholly-owned by TechSys having its principal office at 147 Columbia Turnpike, Florham Park, New Jersey 07932 ("Newco"), and Fuel Cell Companies, Inc., a Nevada corporation having its principal office at 276 Belmont Place, Mahwah, New Jersey 07430 (the "Company," and together with TechSys and Newco, the "Parties").

              WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of April 5, 2001 (the "Merger Agreement"), which contemplates a transaction in which, subject to the approval of the respective shareholders of each of the Parties, at the effective time of the Merger (the "Effective Time"), (i) Newco will merge with and into the Company in a merger in which the Company will be the surviving entity (the "Merger"), (ii) TechSys will issue certain merger consideration, as more fully set forth in the Merger Agreement (the "Merger Consideration"), to the shareholders of the Company as of the record date of the Merger, and (iii) the Company will become a wholly-owned subsidiary of TechSys;

               WHEREAS, prior to the Effective Time, the Company desires to borrow up to $200,000 from Holding Capital Management, LLC, a Delaware limited liability company ("HCM"), with such funds to be used by the Company for general corporate purposes, and desires for TechSys to guarantee such loan (the "Guarantee");

               WHEREAS, in connection with, and as consideration for, the Guarantee, TechSys and the Company desire to enter into a certain stock option agreement, substantially in the form of Exhibit A attached hereto (the "Stock Option Agreement"), and the Parties desire to amend the Merger Agreement as set forth in, and in accordance with, this Amendment.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Merger Agreement and this Amendment, and the mutual undertakings hereinafter set forth, the Parties hereby agree as follows:

                    1.     Delivery of Audited Financial Statements by the Company. Notwithstanding the requirement of Section 4.5 of the Merger Agreement that the Company shall, no later than May 25, 2001 (the "Audited Financial Statement Delivery Date"), deliver to TechSys the audited consolidated balance sheets of the Company as of December 31, 2000 and the audited related consolidated statements of income and cash flows for the 12-month periods ending December 31, 2000 and December 31, 1999 (collectively, the "Audited Financial Statements"), the Audited Financial Statement Delivery Date is hereby extended and the Company shall be required to deliver the Audited Financial Statements to TechSys on or before July 5, 2001.

                   2.     Loan Agreement.

                         (a)  The Company shall execute and deliver to HCM the following:

                              (i)  the Senior Secured Promissory Note in the principal amount of $200,000, with interest at a rate of 12% per annum, dated as of May 29, 2001 (the “Note”), substantially in the form the Senior Security Promissory Note issued by the Company to HCM Capital on March 30, 2001; and

                               (ii)   the Security Agreement, dated as of May 29, 2001 (the "Security Agreement"), made by the Company in favor of HCM, substantially in the form of the Security Agreement, dated as of March 31, 2001, made by the Company in favor of HCM.

                          (b)  TechSys shall guarantee up to $200,000 borrowed by the Company from HCM pursuant to the Note and the Security Agreement. TechSys shall not guarantee any amounts or other obligations previously owed, or hereafter owed, by the Company to HCM or any other lender, except as may otherwise be agreed upon by the Parties.

                     3.     Liquidated Damages. In addition to such amounts as may become payable upon termination of the Merger Agreement pursuant to Section 8.3 of the Merger Agreement, which are not affected hereby, the Company shall pay TechSys $2.25 million as liquidated damages for time and effort expended in connection with the Merger and to compensate TechSys for business opportunities lost as a result of the Merger, upon the occurrence of either of the following events:

                          (a)  the shareholders of the Company fail to approve the Merger Agreement and related transactions, or

                          (b)  the Merger Agreement is terminated by the Company for any reason other than (i) the material failure of TechSys to fulfill any condition of Closing imposed upon TechSys pursuant to Sections 6.1 and 6.2 of the Merger Agreement or (ii) the material failure of any condition set forth in section 6.1 and 6.2 of the Merger Agreement not involving action by the Company the failure of which is not in the control of, or caused by, the Company.

                      4.       Stock Option Agreement. Contemporaneously herewith, TechSys and the Company shall enter into the Stock Option Agreement, which shall be substantially in the form of Exhibit A attached hereto.

                     5.     Representations and Warranties. The Parties hereby represent and warrant to one another that, except as expressly amended hereby, all representations and warranties set forth in the Merger Agreement are true and correct as of the date hereof.

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                    6.     Private Offering. The Parties hereby agree that, notwithstanding Section 5.1(b) of the Merger Agreement, which provides that TechSys shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-4 (or other appropriate Form) to register the Merger Consideration under the Securities Act of 1933 (the "Act"), the Parties may otherwise agree to privately place such securities pursuant to an exemption from registration under the Act, in which case Section 6.1(b) shall not be a condition of Closing.

          Except as expressly amended hereby, each and every term, covenant and condition of the Merger Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

                                          FUEL CELL COMPANIES, INC.

                                          By: ______________________________
                                              Name:  Malcolm Bricklin
                                              Title:  Chief Executive Officer

                                          TECHSYS, INC.

                                          By: _____________________________
                                              Name:  Steven L. Trenk
                                              Title:  President

                                          NEWCO TKSS, INC.

                                          By: _______________________________
                                              Name:  Steven L. Trenk
                                              Title:  President

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Exhibit A

STOCK OPTION AGREEMENT

           THIS STOCK OPTION AGREEMENT ("Agreement") dated as of May 29, 2001, is by and between TechSys, Inc., a New Jersey corporation ("TKSS"), and Fuel Cell Companies, Inc., a Nevada corporation ("FCCI").

BACKGROUND

          WHEREAS, TKSS and FCCI, as of the date hereof, are prepared to execute an amendment (the "Amendment") to the Agreement and Plan of Merger, dated April 5, 2001, by and among TKSS, Newco TKSS, Inc. ("Newco"), a New Jersey Corporation, and FCCI (the "Merger Agreement") pursuant to which Newco will be merged with and into FCCI (the "Merger"); and

         WHEREAS, TKSS has advised FCCI that it will execute the Amendment upon execution of this Agreement by FCCI; and

          WHEREAS, the Board of Directors of FCCI has determined that the Merger Agreement as amended by the Amendment provides substantial benefits to the shareholders of FCCI; and

         WHEREAS, as an inducement to TKSS to enter into the Amendment and in consideration for such entry, FCCI desires to grant to TKSS an option to purchase authorized but unissued shares of common stock of FCCI in an amount and on the terms and conditions hereinafter set forth.

AGREEMENT

          In consideration of the foregoing and the mutual covenants and agreements set forth herein, in the Merger Agreement, and in the Amendment, TKSS and FCCI, intending to be legally bound hereby, agree:

          1.  Grant of Option. FCCI hereby grants to TKSS an option to purchase 9,000,000 shares of common stock, par value $.0001, of FCCI (the "Common Stock") at a price of $0.45 per share (the "Option Price"), on the terms and conditions set forth herein (the "Option"); provided, however, that in no event shall the number of shares for which this Option is exercisable be less than 10.0% of the issued and outstanding shares of Common Stock,

          2.  Exercise of Option. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), TKSS may exercise the Option, in whole or in part, at any time or from time to time, subject to the terms and conditions set forth herein and the termination provisions of Section 19 of this Agreement.

         The term "Triggering Event" means the occurrence of any of the following events:

          A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than TKSS or an affiliate of TKSS:

                    a.  acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 9% of the then outstanding shares of Common Stock; or

                    b.  enters into a letter of intent or an agreement, whether oral or written, with FCCI pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction, with FCCI, (ii) acquire all or a significant portion of the assets or liabilities of FCCI, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 9% or more of the then outstanding shares of Common Stock; or

                    c.  makes a filing with the SEC or any other regulatory authority with respect to or publicly announces a bona fide proposal (a “Proposal”) for (i) any merger with, consolidation with or acquisition of all or a significant portion of all the assets or liabilities of, FCCI or any other business combination involving FCCI, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 9% or more of the outstanding shares of Common Stock, and in either case thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of FCCI called to vote on the Merger and FCCI’s stockholders fail to approve the Merger by the vote required by applicable law at the meeting of its stockholders called for such purpose; or

                    d.  makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, FCCI willfully takes any action in any manner which would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to TKSS.

          The term "Triggering Event" also means the taking of any material direct or indirect action by FCCI or any of its directors, senior executive officers, investment bankers or other person with actual authority to speak for the Board of Directors, inviting, encouraging or soliciting any proposal (other than from TKSS or an affiliate of TKSS) which has as its purpose a tender offer for the shares of Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of FCCI, or a sale of a significant number of shares of Common Stock or any significant portion of its assets or liabilities.

          The term "significant portion" means 10% of the assets or liabilities of FCCI. The term "significant number" means 9% of the outstanding shares of Common Stock.

          "Publicly Withdrawn", for purposes of clauses (c) and (d) above, shall mean either an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over FCCI or in soliciting or inducing any other person (other than TKSS or any affiliate) to do so or an unconditional bona fide rejection of the Proposal by the board of directors of FCCI and, in writing, with out the necessity of a meeting, by holders of a majority of the outstanding common stock of FCCI.

          Notwithstanding the foregoing, the Option may not be exercised so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

          FCCI shall notify TKSS promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by FCCI shall not be a condition to the right of TKSS to exercise the Option. FCCI will not take any action which would have the effect of preventing or disabling FCCI from delivering the Option Shares to TKSS upon exercise of the Option or otherwise performing its obligations under this Agreement, except to the extent required by applicable securities and banking laws and regulations.

          In the event TKSS wishes to exercise the Option (or a portion thereof), TKSS shall send a written notice to FCCI (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.

          3.  Payment and Delivery of Certificates. At any Closing hereunder (a) TKSS will make payment to FCCI of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by FCCI; (b) FCCI will deliver to TKSS a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through FCCI, registered in the name of TKSS or its designee, in such denominations as were specified by TKSS in its notice of exercise and, if necessary, bearing a legend as set forth below; and (c) TKSS shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

          If required under applicable federal securities laws, a legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Agreement, which legend will read substantially as follows:

The shares of stock evidenced by this certificate have not been registered for sale under the Securities Act of 1933 (the “1933 Act”). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel reasonably acceptable to Fuel Cell Companies, Inc., said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.

No such legend shall be required if a registration statement is filed and declared effective under Section 4 hereof.

          4.  Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from TKSS, FCCI shall, if necessary for the resale of the Option or the Option Shares by TKSS, prepare and file a registration statement with the Securities and Exchange Commission and any state securities bureau covering the Option and such number of Option Shares as TKSS shall specify in its request, and FCCI shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that TKSS shall in no event have the right to have more than one such registration statement become effective, and provided further that FCCI shall not be required to prepare and file any such registration statement (i) prior to FCCI or any successor thereto, having previously filed, or having become obligated to file, a registration statement with the SEC with respect to any of its securities which are outstanding, or which are issuable upon exercise, exchange, or conversion of outstanding securities, or which are issuable pursuant to a commitment to issue such securities, or (ii) in connection with any proposed sale with respect to which counsel to FCCI delivers to FCCI and to TKSS (which is reasonably acceptable to TKSS) its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that FCCI may delay any registration of Option Shares above for a period not exceeding 90 days in the event that FCCI shall in good faith determine that any such registration would adversely effect an offering of securities by FCCI for cash. TKSS shall provide all information reasonably requested by FCCI for inclusion in any registration statement to be filed hereunder.

          In connection with such filing, FCCI shall use its best efforts to cause to be delivered to TKSS such certificates, opinions, accountant's letters and other documents as TKSS shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. All expenses incurred by FCCI in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for FCCI and blue sky fees and expenses shall be paid by FCCI. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to TKSS and any other expenses incurred by TKSS in connection with such registration shall be borne by TKSS. In connection with such filing, FCCI shall indemnify and hold harmless TKSS against any losses, claims, damages or liabilities, joint or several, to which TKSS may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements therein not misleading; and FCCI will reimburse TKSS for any legal or other expense reasonably incurred by TKSS in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that FCCI will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of TKSS specifically for use in the preparation thereof. TKSS will indemnify and hold harmless FCCI to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of TKSS for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and TKSS will reimburse FCCI for any legal or other expense reasonably incurred by FCCI in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

          5.  Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, or the issuance of shares below the market value thereof except with respect to an employee stock option plan in effect on the date hereof, the number and kind of Option Shares and the Option Price shall be appropriately adjusted. In addition the adjustments set forth in the immediately preceding sentence, the number Option Shares and the Option Price shall be appropriately adjusted in the event of any issuance of shares of Common Stock by which the number of shares of Common Stock specified in Section 1 of this agreement does not constitute 10% or more of the then outstanding Common Stock so that the exercise price as set forth in Section 1 of this Agreement, in the aggregate, shall purchase not less than 10% of the then outstanding Common Stock.

          In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of FCCI with another entity, or any sale of all or substantially all of the assets of FCCI, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; provided, however, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall be paid the difference between the Option Price and such cash consideration without the need to exercise the Option.

          6.  Filings and Consents. Each of TKSS and FCCI will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

          Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, and FCCI agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.

          7.  Repurchase of Option.

                    a.  At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to the termination of this Agreement, FCCI (or any successor thereto) shall repurchase the Option from the holder of this Option (the “Holder”) at a price (the “Option Repurchase Price”) equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the “Owner”),delivered prior to the termination of this Agreement, FCCI (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the “Option Share Repurchase Price”) equal to the market/offer price multiplied by the number of Option Shares so designated. The term “market/offer price” shall mean the highest of (i) the highest price per share of Common Stock paid by any person that acquires beneficial ownership of 4.5% or more of the then outstanding Common Stock, or (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with FCCI entered into after the date hereof and prior to the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to FCCI.

                    b.  The Holder and the Owner, as the case may be, may exercise its right to require FCCI to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to FCCI, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require FCCI to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five (5) business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, FCCI shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that FCCI is not then prohibited under applicable law, regulation and administrative policy from so delivering.

                     c.  To the extent that FCCI is prohibited under applicable law or regulation, from repurchasing the Option and/or the Option Shares in full, FCCI shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five (5) business days after the date on which FCCI is no longer so prohibited; provided, however, that if FCCI at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and FCCI hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, FCCI shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that FCCI is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by FCCI described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth (30th) day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

                    d.  For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof: (i) any person other than TKSS or any TKSS Subsidiary (a “Third Party”) acquires beneficial ownership of 9% or more of the then outstanding Common Stock; or (ii) FCCI enters into a written definitive agreement with any Third Party providing for (i) the acquisition by a Third Party of 9% or more of the assets of FCCI and its Subsidiaries taken as a whole; or (ii) the acquisition by a Third Party of 9% or more of the outstanding Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock that would constitute 9% or more of the outstanding Common Stock upon such conversion, exchange or exercise; or (iii) the acquisition by FCCI of the assets or stock of a Third Party if, as a result, the outstanding shares of Common Stock immediately prior thereto are increased by 9%; or (iv) the merger, consolidation or business combination of FCCI with or into a Third Party where, following such merger, consolidation or business combination, the shareholders of FCCI (other than the Third Party or its affiliates) prior to such transaction hold, immediately after such transaction, securities of the surviving entity constituting more than 30% of the total voting power of the surviving entity.

                8.  Representations and Warranties of FCCI. FCCI hereby represents and warrants to TKSS as follows:

                    a.  Due Authorization. FCCI has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by FCCI.

                    b.  Authorized Shares. FCCI has taken and, as long as the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

                    c.  No Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or Bylaws of FCCI or any agreement, instrument, judgment, decree or order applicable to FCCI.

          9.  Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, TKSS shall have the right to seek money damages against FCCI for a breach of this Agreement.

          10.  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          11.  Assignment or Transfer. TKSS may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an affiliate of TKSS. TKSS represents that it is acquiring the Option for TKSS' own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. TKSS is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by TKSS in connection therewith.

          12.  Amendment of Agreement. Upon mutual consent of the parties hereto, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

          13.  Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          14.  Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a)  If to FCCI, to:
                  276 Belmont Place
                  Mahwah, New Jersey 07430
                  Attention:  President
                  Facsimile Number

                  Copy to:
                  Warnicke & Littler, P.L.C.
                  1411 North Third Street
                  Phoenix, Arizona 85004-1612
                  Attention: Ronald E. Warnicke
                  Facsimile Number:  (602) 256-0345

         (b)  If to TKSS, to:
                  TechSys, Inc.
                  147 Columbia Turnpike
                  Florham Park, New Jersey 07932
                  Attention:  President
                  Facsimile Number:  (973) 236-1777

                  Copy to:
                  Pitney, Hardin, Kipp & Szuch LLP
                  (mail to) P.O. Box 1945
                  Morristown, New Jersey 07962
                  (deliver to) 200 Campus Drive
                  Florham Park, New Jersey 07932
                  Attn.: Joseph Lunin

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          15.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

          16.  Captions. The captions in the Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

          17.  Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (a) compliance with any of the covenants of the other party contained in this Agreement and/or (b) the other party's performance of any of its obligations set forth in this Agreement.

          18.  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          19.  Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          20.  Termination. This Agreement shall terminate and the option shall lapse (i) at the effective time of the Merger, (ii) if, prior to the effective time, TechSys terminates the Merger Agreement for any reason other than the material failure of FCCI to fulfill any condition of Closing imposed upon FCCI pursuant to Sections 6.1 and 6.2 of the Merger Agreement, or (iii) the later of (a) 24 months following the date of the termination of the Merger Agreement if no Triggering Event occurs within such 24 month period, and (b) 24 months following the date of the consummation of any proposed transactions which constitute a Triggering Event, which Triggering Event occurs within 24 months following the date of the termination of the Merger Agreement.

          21.  Severability. If for any reason a court or a regulatory agency of competent jurisdiction determines that the Holder is not permitted to acquire, or FCCI is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided herein, it is the express intention of FCCI to allow the Holder to acquire or to require FCCI to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

          IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

                                       FUEL CELL COMPANIES, INC.

                                       By: ______________________________
                                            Name:  Malcolm Bricklin
                                            Title:  Chief Executive Officer

                                       TECHSYS, INC.

                                       By:  _____________________________
                                            Name:  Steven L. Trenk
                                            Title:  President